Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Beyond Commerce, Inc. (the “Company”) hereby certifies that, to his knowledge:

i.
The Annual Report on Form 10-K/A of the Company for the fiscal year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 22, 2010	By:	/s/ ROBERT MCNULTY
Name: Robert McNulty Title: Chief Executive Officer